Exhibit 99.1

           ALTIGEN REPORTS SOLID THIRD QUARTER 2005 FINANCIAL RESULTS

     FREMONT, Calif., July 27 /PRNewswire-FirstCall/ -- AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of next generation IP-PBX phone systems today reported its financial results for the Company's third quarter of fiscal 2005 ended June 30, 2005.

     Revenues for the third quarter of fiscal 2005 were $4.1 million, compared to $3.9 million in the third quarter of fiscal 2004 and $2.8 million in the previous quarter. Net loss for the quarter was $96,000, or $0.01 per share, compared to net profit of $185,000, or $0.01 per diluted share a year ago and net loss of $858,000, or $0.06 per share in the previous quarter.

     Revenues for the first nine months of 2005 were $11.2 million compared to $10.8 million for the first nine months of 2004. Net loss for the first nine months of 2005 was $613,000, or $0.04 per share compared to a net loss of $108,000 or $0.01 per share for the first nine months of 2004.

     "The solid level of business activity that we experienced early in the third quarter continued throughout the period," said Gilbert Hu, AltiGen's President and CEO. "Our results reflect the strategy we undertook earlier this year to simplify our product bundling. We also reinforced the competitive advantage of this package by including AltiView software, which offers more features than other products on the market. Our resellers responded positively to this initiative, which has been effective at driving growth and expanding our footprint. We believe the success of this strategy bodes well for future business as it also increases prospects for follow on sales.

     "In addition, we continued to make progress in targeted areas including the banking vertical where we saw new installations more than quadruple in the June quarter. Moreover, penetration of our AltiContact Manager (ACM) in the call center market is now contributing to a meaningful portion of our overall results. During the last period, sales of these call center systems increased 36% sequentially.

     "We are very encouraged by the rebound in revenues as well as our customers' reception to our new pricing and packaging strategy. Currently, we see this positive momentum continuing, and we look forward to reporting our progress," concluded Mr. Hu.

     Phil McDermott, AltiGen's Chief Financial Officer, commented, "We are pleased to deliver improved performance this quarter. We continue to conservatively manage our expenses, at the same time maximizing opportunities to extend our market reach. AltiGen's financial position remains solid with $9.1 million in cash and short-term investments and zero debt."

     The Company will conduct a conference call with investment professionals at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, July 27, 2005 to discuss the Company's results of operations for the third quarter. Dial 800-540-0559 to listen in to the call. A live Webcast will also be made available at http://www.altigen.com and will also be archived for 90 days at this URL.

     About AltiGen Communications
     AltiGen Communications, Inc. is a leading manufacturer of VoIP telephony solutions. The company designs, manufactures and markets advanced, IP-PBX telephone systems and IP call centers that leverage both the Internet and the public telephone network. These products enable an array of applications that take advantage of the convergence of voice and data communications to achieve superior business results. AltiGen Communications products are available from independent authorized resellers and strategic partners. AltiGen's AltiServ(TM) family of telephony solutions has been recognized for excellence with more than 40 industry awards since 1996. Focused on the small to mid sized and multi-site businesses, AltiGen customers benefit from integrated solutions that protect their existing investments, while providing new ways to be more competitive, productive and to save money. AltiGen is a Microsoft(R) Certified Gold ISV Partner.

     For more information, call 1-888-ALTIGEN or visit the Web site at www.altigen.com.

     Safe Harbor Statement
     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems and call center solutions in the small to midsize marketplace, the continued positive market response to our product packaging, the continued penetration of our AltiContact Manager (ACM) in the call center market, the continuation of positive momentum during the quarter ending September 30, 2005 and our ability to conservatively manage our expenses. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to the Company's most recent quarterly report on form 10Q for the period ended March 31, 2005, and our Annual Report on form 10K dated September 30, 2004. AltiGen assumes no obligation to update the forward-looking information contained in this press release.

                          AltiGen Communications, Inc.
                 Condensed Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                Third Quarter Ended             Nine Months Ended
                                                      June 30                        June 30
                                           ----------------------------   ----------------------------
                                              FY 2005         FY 2004        FY 2005         FY 2004
                                           ------------    ------------   ------------    ------------
Net Revenues                               $      4,117    $      3,883   $     11,193    $     10,806
Gross profit                                      2,221           2,403          6,370           6,638

Research and development                            862             754          2,619           2,400
Selling, general & administrative                 1,524           1,490          4,518           4,418
Deferred stock compensation                        --              --             --              --

Operating profit (loss)                            (165)            159           (767)           (180)

Interest and other income, net                       69              26            154              72

Net profit (loss)                          $        (96)   $        185   $       (613)   $       (108)

Basic and diluted net profit (loss)
 per share                                 $      (0.01)   $       0.01   $      (0.04)   $      (0.01)

Weighted average shares outstanding
      Basic                                      14,677          14,307         14,570          14,194
      Diluted                                    14,677          15,659         14,570          14,194

                      Condensed Consolidated Balance Sheets
                             (Amounts in thousands)
                                   (Unaudited)

                                              June 30,    September 30,
                                               2005            2004
                                           ------------   -------------
Cash and cash equivalents                  $      2,410   $       2,898
Short-term investments                            6,674           7,136
Accounts receivable, net                          2,522           1,857
Inventories                                       1,051           1,058
Other current assets                                124              67
Net property and equipment                          165             152
Other long-term assets                              517             348
Total Assets                               $     13,463   $      13,516

Current liabilities                        $      2,928   $       2,702
Long-term deferred rent                    $        129             145
Stockholders'  equity                            10,406          10,669

Total Liabilities and Stockholders'
 Equity                                    $     13,463   $      13,516

SOURCE  AltiGen Communications, Inc.
    -0-                             07/27/2005
    /CONTACT: Phil McDermott CFO of AltiGen Communications, Inc., +1-510-252-9712, or pmcdermott@altigen.com; or Quynh Nguyen or Jason Golz, jgolz@fd-us.com, Investor Relations of Financial Dynamics, +1-415-439-4532, for AltiGen Communications, Inc./
    /Web site:  http://www.altigen.com /

_